EXHIBIT 4.43

                                                                [EXECUTION COPY]


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                                 ADDENDUM TO THE

             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

                                      among

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                               as Master Servicer,

                     RENTAL CAR FINANCE CORP., as a grantor,
                   as a Financing Source and as a Beneficiary,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                          as a grantor and as Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                          as a grantor and as Servicer,

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                             BANKERS TRUST COMPANY,
                    not in its individual capacity but solely
                           as Master Collateral Agent





                            Dated as of March 6, 2001





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     ADDENDUM TO THE AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT


     This ADDENDUM, dated as of March 6, 2001, (the "Addendum"), to the AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 23, 1997 (the "Existing Agreement") as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), as master servicer (in such capacity, the "Master Servicer"), RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), as a grantor, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as a grantor and servicer, DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), as a grantor and servicer (together with Thrifty in the capacity as Servicer, the "Servicers" and in the capacity as grantor, the "Lessee Grantors"), RCFC and BANKERS TRUST COMPANY (in its capacity as trustee under the Indenture (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings assigned thereto in Section 1 hereof) as a Financing Source, the Trustee, and RCFC as a Beneficiary and BANKERS TRUST COMPANY, not in its individual capacity but as agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

     WHEREAS, RCFC, DTAG, Dollar and Thrifty desire to create a new group of Master Collateral to be designated the "Group III Master Collateral;"

     WHEREAS, RCFC may enter into a program for the exchange of like kind property intended to qualify for deferral of gain and loss under Section 1031 of the Code on certain vehicles that were tendered for such exchange from the Group III Master Collateral;
     WHEREAS, the parties to the Existing Agreement desire to set out certain additional terms governing the Group III Master Collateral and the interests of the Financing Sources and Beneficiaries having an interest therein, including the Qualified Intermediary;

         NOW THEREFORE, the parties hereto hereby agree as follows:

     Section. 1   Definitions.  Capitalized  terms used herein and not otherwise defined herein shall have the meaning set forth therefor in the Existing Agreement or if not defined therein, in the Base Indenture.

     "Assignment of Exchange Agreement" means the Collateral Assignment of the Exchange Agreement by and among the Issuer, the Qualified Intermediary and the Master Collateral Agent pursuant to which the Issuer assigns, consistent with the limitations on the Issuer's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031 (k)-1(g)(6), all of its right, title and interest in, to and under the Exchange Agreement to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

     "Base Indenture" means the Base Indenture, dated as of December 13, 1995, as amended by the amendment thereto dated as of December 23, 1997, between RCFC and Bankers Trust Company, as Trustee, as such agreement may be further amended modified or supplemented in accordance with the terms thereof.
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     "Escrow  Account"  means  the  segregated  trust  account   established  in
accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Replacement Vehicles.

     "Exchange Agreement Rights Value" means the value of the Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

     "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Exchanged Vehicle that is held in the Escrow Account as of such time; (ii) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicles that is held in the Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from auctions, dealers or other Persons on account of Exchanged Vehicles; (iv) the money or other property from the sale of any Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time; and (v) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

     "Exchange Agreement" means the agreement between the Qualified Intermediary and RCFC pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in the Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulation ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

     "Exchange Program" means a program under which RCFC will exchange Exchanged Vehicles for Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

     "Group III Master Collateral" means all right, title and interest of RCFC in Group III Vehicles and proceeds thereof, the other Group III Master Collateral and proceeds thereof, the Assignment of Exchange Agreement with respect to Group III Vehicles, and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group III Series of Notes; provided that notwithstanding anything to the contrary in this Addendum and the Existing Agreement, the Group III Master Collateral shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss.1.1031(k)-1(g)(6).

     "QI Master Collateral" shall have the meaning specified in Section 2 of this Addendum.

     "Qualified Intermediary" means such entity that will be acting in connection with the Exchange Program so as to permit RCFC to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss.1.1031(k)-1(g)(4).

                                       2
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     "Replacement Vehicle" means a Vehicle acquired in exchange for an Exchanged
Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

     "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Replacement Vehicles and which are transferred from the Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

     Section 2.   Qualified   Intermediary   as   Beneficiary.   The   Qualified
Intermediary is designated (pursuant to a Financing Source and Beneficiary Supplement executed by the Qualified Intermediary) as a Beneficiary of any Master Collateral Vehicle that is an Exchanged Vehicle, any funds in the Master Collateral Account that are proceeds of any Exchanged Vehicle, any receivables in respect of disposition of any Exchanged Vehicle and any other Master Collateral that is designated on the Master Servicer's computer system as Related Master Collateral for the Qualified Intermediary as Beneficiary in accordance with Section 2.2 of the Existing Agreement (collectively, the "QI
Master Collateral"). No other Beneficiary hereunder or under the Existing Agreement shall have any right, title, or interest in, claim to or lien on the QI Master Collateral.

     Section 3. Additional Grant. In addition to and supplemental to the grants in Section 2.1 of the Existing Agreement, RCFC hereby grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Section 2.2 and 2.3 of the Existing Agreement), a continuing, first priority Lien on all right, title and interest of RCFC in, to and under the Assignment of Exchange Agreement and all proceeds thereof, including Unused Exchange Proceeds, but only to the extent such grant, pledge and assignment with respect to such Exchange Proceeds, including such grant, pledge and assignment with respect to the Unused Exchange Proceeds, is consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss.1.1031(k)-1(g) (6).

     Section 4. Reporting; Designation. In connection with the identification of one or more Exchanged Vehicles proposed to be redesignated to the Qualified Intermediary under an Exchange Program, the Master Servicer shall prepare the information for reporting on the Reporting Date and upon the exchange of Exchanged Vehicles make the designations in the Master Servicer's computer system and, if necessary, instruct the Trustee under item (c) below as to the following:

     (a)  the VIN and current Net Book Value of each proposed Exchanged Vehicle;

     (b) the VIN and Capitalized Cost or Net Book Value of each Vehicle, including Replacement Vehicles, if any, to be designated as related to the Financing Source and Beneficiaries in substitution for the proposed Exchanged Vehicles;

     (c) the amount of Substitute Exchanged Vehicle Proceeds to be transferred from each Excess Funding Account for a Group III Series of Notes to the Collection Account for each such Series of Notes;

     (d) the increase in Exchange Agreement Rights Value to be designated to the Financing Source and Beneficiaries in substitution for the proposed Exchanged Vehicles, and the amount by which Disposition Proceeds received in respect of Exchanged Vehicles are less than the Net Book Value, (such amount, if positive to be treated as Losses under Financing Documents for Group III Series of Notes) of such Exchanged Vehicles.

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     (e)  a  calculation setting  forth the sum of items (b),  (c) and (d) as at least equaling the aggregate Net Book Values of the proposed Exchanged Vehicles under item (a); plus any Losses identified in item (d) and

     (f) an instruction to the Trustee to make the transfers in item (c) above and to the Master Collateral Agent and Servicers on its behalf (pursuant to Section 2.7 of the Existing Agreement) to release its lien on the Exchanged Vehicles and any Certificates of Title related thereto at the time of the transfers and designations in items (b), (c) and (d) above.

     Upon satisfaction of the foregoing, the Master Servicer shall designate the substitute Vehicles, including Replacement Vehicles, and Exchange Agreement Rights Value in its computer system as Group III Master Collateral related to the Financing Source and Beneficiaries tendering the Exchanged Vehicles, while simultaneously designating the Exchanged Vehicles and all proceeds thereof as QI Master Collateral related to the Qualified Intermediary as Beneficiary.

     Aggregate information with respect to the above will be reported to the Trustee, the Master Collateral Agent and others specified in the Financing Documents for Group III Series of Notes on the monthly Reporting Date.

     Section 5. Acceptance and Affirmation. The Master Collateral Agent hereby accepts the grants and undertakes the duties and obligations set forth in this Addendum, subject to the limitations on liability, standard of care and indemnities contained in the Existing Agreement. All of the terms and provisions of the Existing Agreement are hereby affirmed and this Addendum shall be supplemental to such terms and provisions.

     Section 6. Severability. Any provision of this Addendum thatis prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7. Counterparts. This Addendum may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     Section 8. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Addendum and the provisions of any Financing Documents, the provisions of this Addendum shall control. Except as expressly provided herein, nothing contained in this Addendum is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against each Lessee Grantor, any Financing Source and/or any third party.

     Section 9. Binding Effect. This Addendum shall be binding upon and inure to the benefit of each of the parties hereto, each Financing Source and Beneficiary and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Addendum or the Group III Master Collateral.


     Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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     IN WITNESS WHEREOF,  each party hereto has executed this Addendum or caused this Addendum to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                            DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                               as Master Servicer


                            By:
                               -------------------------------------------------
                               Pamela S. Peck
                               Treasurer

                               Address:     5330 East 31st Street
                                            Tulsa, Oklahoma  74135


                            RENTAL CAR FINANCE CORP.,
                               as grantor


                            By:
                               -------------------------------------------------
                               Pamela S. Peck
                               Vice President and Treasurer

                               Address:     5330 East 31st Street
                                            Tulsa, Oklahoma  74135


                            THRIFTY RENT-A-CAR SYSTEM, INC.,
                               as grantor and as servicer


                            By:
                               -------------------------------------------------
                               Pamela S. Peck
                               Treasurer

                               Address:     5310 East 31st Street
                               Tulsa, Oklahoma  74135


                            DOLLAR RENT A CAR SYSTEMS, INC.,
                               as grantor and as servicer

                            By:
                               -------------------------------------------------
                               Michael H. McMahon
                               Treasurer


                               Address:     5330 East 31st Street
                                            Tulsa, Oklahoma  74135

                            BANKERS TRUST COMPANY,
                               not in its individual capacity
                               but solely as Master Collateral Agent

                            By:
                               -------------------------------------------------
                               Name:
                               Title:


                               Address:     Corporate Trust and Agency Group
                                            4 Albany Street
                                            New York, New York  10006
                                            Attention:  Structured Finance Group


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